UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2026

REIN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12407 N. Mopac Expy., Suite 250, #390

Austin, Texas 78758

(Address of principal executive offices)

(737) 802-1989

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	RNTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2026, Rein Therapeutics, Inc. (“Company”) received a notice of delisting (the “Notice”) from the Nasdaq Stock Market, LLC. The Notice stated that the Company had fallen below compliance with respect to the continued listing standard set forth in Rule 5550(a)(1) of the Nasdaq Listing Rules because the closing bid price of the Company’s common stock over the previous 30 consecutive trading-day period had fallen below $1.00 per share.

Pursuant to the notice and Rule 5810(c)(3)(A) of the Nasdaq Listing Rules, the Company has 180 days from the date of the Notice, or until February 17, 2027, to regain compliance with the minimum bid price requirement in Rule 5550(a)(1) by achieving a closing bid price for the Company’s common stock of at least $1.00 per share over a minimum of 10 consecutive business days. If the Company’s does not regain compliance with Rule 5550(a)(1) during the initial 180-day period, the Company may be eligible for additional time to regain compliance, subject to the Company’s compliance with the Nasdaq Capital Market’s continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and the Company’s provision of certain undertakings to the Nasdaq. However, there can be no assurance that the Company will be afforded additional time to regain compliance with the minimum bid price requirement following the initial 180-day period. If the Company is unable to regain compliance with Nasdaq Listing Rule 5550(a)(1) in a timely manner, the Nasdaq will commence suspension and delisting procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REIN THERAPEUTICS, INC.

Dated: August 27, 2026	/s/ Brian Windsor
Brian Windsor, Ph.D.,
President and Chief Executive Officer